Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

(229) 890-1111

AMERIS BANCORP ANNOUNCES 2012 FINANCIAL RESULTS

January 29, 2013

AMERIS BANCORP (NASDAQ-GS: ABCB), Moultrie, Georgia, today reported net income available to common shareholders of $3.6 million, or $0.15 per diluted share, for the fourth quarter of 2012, compared to $322,000, or $0.01 per diluted share, for the same period in 2011. For the year, Ameris earned $10.9 million, or $0.46 per diluted share, compared to $17.9 million, or $0.76 per diluted share, in 2011. Results for the year to date period include non-recurring after-tax gains on FDIC-assisted acquisitions totaling $13.0 million in 2012 and $17.5 million in 2011.

Highlights of the Company’s results for 2012 include the following:

•	Increase in total revenue (excluding gains on FDIC-assisted acquisitions) of 9.2% during 2012 as compared to 2011.

•	46% of TARP preferred stock investment redeemed during the fourth quarter, which will positively impact the Company’s 2013 financial results by $1.5 million.

•	Net interest margin increased slightly to 4.60% in 2012 from 4.57% in 2011.

•	Non-interest income growth (excluding gains on FDIC-assisted acquisitions) of $11.9 million, or 45.9%, during 2012 when compared to amounts recorded in 2011.

•	Credit costs declined in the current quarter to lowest level in 17 quarters.

•	Legacy loans increased by $118.5 million during 2012, or 8.9% compared to balances at December 31, 2011.

•	Tangible common equity to tangible assets increased to 8.20% at December 31, 2012, compared to 7.99% at December 31, 2011.

•	Non-performing legacy assets declined 33.0% during 2012, ending the year at $78.7 million, compared to $117.5 million at the end of December 31, 2011.

Increase in Net Interest Income

Net interest income increased in 2012 to $114.4 million, up from $113.5 million reported in 2011. During 2012, the Company’s net interest margin increased to 4.60%, compared to 4.57% during 2011. Lower yields on most earning asset classes have been offset by lower funding costs and better allocation of earning assets. Earning assets totaled $2.55 billion at December 31, 2012, compared to $2.48 billion at the end of 2011. Loans comprised 78.8% of total earning assets at the end of 2012, compared to 77.1% at the end of 2011, while investment securities represented 13.9% of total earning assets at December 31, 2012, compared to 14.1% at December 31, 2011.

Legacy loan yields continued to decrease, averaging 5.58% in 2012, compared to 5.89% in 2011. Covered loan yields declined from 8.70% in 2011 to 7.33% in 2012. The decline in covered loan yields relates mostly to one-time adjustments made during 2011 associated with certain fair value determinations. As expected cash flow on covered loans improves, a portion of the loan discount that was previously attributable to credit problems is reclassified into interest income. This reclassification occurs over the estimated life of the loan.

The Company has offset the declines in earning asset yields with corresponding declines in funding costs. Deposit costs, the Company’s largest funding expense, declined from 0.98% in 2011 to 0.51% in 2012. That decline relates to continued shifts in deposit mix, favoring lower cost transaction accounts and non-interest bearing balances, and lower market rates in the Company’s communities.

Non-Interest Income

Successes impacting non-interest income augmented the smaller increases in net interest margin during 2012. Total non-interest income, excluding one-time gains on FDIC-assisted acquisitions, increased to $37.8 million in 2012 compared to $25.9 million in 2011. Income from mortgage banking activities increased substantially as the Company’s efforts to build ranks of producers and various channels were successful. Total mortgage banking income increased to $13.0 million in 2012, up from $3.0 million in 2011. The Company anticipates continued growth in mortgage banking revenues and profitability during 2013 considering recent recruiting efforts and the growing pipelines and closings in the newly established wholesale business.

In addition to increases in mortgage banking revenues, service charges on deposit accounts also increased, growing 8.3% in 2012 to $19.6 million. Deposit growth from FDIC-assisted acquisitions, as well as strong growth internally in transaction accounts, led to continued growth in this area of fee income.

Non-Interest Expense

Excluding credit related costs, total operating expenses increased $17.5 million to $97.1 million in 2012 compared to $79.5 million in 2011. The majority of the increase is detailed in the following table:

Amount	% of total increase in operating expenses	Description
$7,269	41.42%	Mortgage banking expenses, which have increased with mortgage banking revenues. This reflects primarily commissions and incentives.
5,532	31.52%	Additional costs associated with the two FDIC-assisted acquisitions completed during 2012.
2,125	12.11%	Restructuring charges recorded in the fourth quarter of 2012 to complete the restructuring announced on December 7, 2012.
900	5.13%	Increase in advertising and marketing costs incurred to support various revenue and growth strategies.
(3,047)	(17.36)%	Decrease in FDIC insurance expense associated with a fourth quarter true-up of prepaid FDIC insurance premiums.
2,041	11.63%	Increase in benefits and incentives due to the reinstatement of various employee and board benefits during 2012.

$14,820	84.45%

On December 7, 2012, the Company announced a major restructuring effort aimed at reducing core operating expenses by at least $12.1 million during 2013. These plans included lower headcounts in both the bank and in corporate functions, accelerated efforts to focus more overhead resources on corporate clients and closing at least thirteen retail banking locations. Discussing the restructuring efforts, Edwin W. Hortman, Jr., President and CEO, said, “Our recently announced plans recognize that today’s banking environment is different than in recent years. Today’s net interest spread and opportunities for fee income necessitate greater efficiency in the way we operate the Company to derive the level of profitability we expect. We expect that our recently announced plan will be sufficient to bring operating efficiency back in line.”

Balance Sheet Trends

Total assets were relatively unchanged during 2012, ending the year at $3.0 billion. Efforts in 2012 centered mostly on redeploying the cash flows from covered assets (including loans, OREO and the indemnification asset from FDIC-assisted acquisitions) into traditional and more stable earning assets. This effort was successful as the Company realized $136.8 million of reductions in those covered assets but grew legacy loans and investment securities by $159.7 million. A similar strategy is in place in 2013 as the Company anticipates continued growth in legacy loan balances and a slower pace in the decline in covered loan balances.

Average earning assets in 2012 were almost unchanged from 2011 levels, ending the year at $2.50 billion. Total average loans increased to $2.01 billion at December 31, 2012, compared to $1.92 billion in 2011. Legacy loans were $1.45 billion at December 31, 2012, increasing 8.9%, or $118.5 million, during the year. Expansion of loan officer teams in the Company’s larger metro markets contributed significantly to the growth, as did several newer lines of business, including mortgage banking. Covered loans declined, as expected, by $63.8 million during 2012 to $507.7 million. The Company expects continued declines in covered loan balances, as well as lower yields due to lower amounts of accretable discounts.

Despite higher average balances of investment securities in 2012 compared to 2011, the Company recorded 16.0% less in interest revenue in 2012 than in 2011. Average balances grew 10.4% during 2012 to $361.5 million, but average yields slipped 24.5% to 2.83% on a tax-equivalent basis. Governmental intervention in the mortgage industry and FOMC actions have caused faster prepayments in the mortgage-backed portfolio and reduced yields on reinvestment alternatives. Although the Company reinvests most of the portfolio cash flows, efforts to grow the portfolio have been reduced and the Company has relied somewhat on mortgage loans held for sale as a short-term investment alternative in the current interest rate environment. Loans held for sale grew to $48.8 million at December 31, 2012, compared to $11.6 million at the end of 2011, and total interest revenue on mortgage loans increased $869,000 in 2012 compared to 2011, partially offsetting the decrease in interest revenue on investment securities.

Total deposits increased $33 million to $2.6 billion at December 31, 2012. Although the increase in total deposits was not significant, the continued growth in non-interest bearing deposits was noteworthy. Non-interest bearing demand deposits grew 29.2% in 2012 after growing 30.9% in 2011, ending the year at $510.8 million, or 19.5% of total deposits, compared to 15.3% of total deposits at December 31, 2011. CDs, conversely, fell 16.5% during 2012 and finished the year comprising only 28.4% of total funding compared to 34.4% at December 31, 2011. Aggressive sales efforts and multiple strategies on non-interest bearing demand accounts, combined with multiple acquisitions, have contributed to success on improving the Company’s deposit mix.

Credit Quality

For the year ended December 31, 2012, nonperforming assets decreased $38.8 million, or 33.0%, to $78.7 million. Non-accrual loans declined $31.9 million to $38.9 million at December 31, 2012, and legacy OREO declined $6.8 million to $39.9 million at the end of the year. The Company’s bulk sale of non-performing assets in the first quarter of 2012 reduced non-performing loans by $16.1 million, OREO by $13.3 million and classified accruing loans by $1.8 million.

Total classified loans declined 29.3% during 2012, ending the year at $73.3 million, compared to $103.6 million at December 31, 2011. A slower pace of migration to classified and non-accrual status during 2012 compared to prior years and an accelerated pace of resolution led to the improvement in classified assets.

The Company’s provision for loan losses during 2012 totaled $31.1 million, compared to $32.7 million in 2011. Combined with non-provision expenses, credit costs totaled $54.2 million in 2012, only a slight decline from the $58.1 million in 2011. During the fourth quarter of 2012, credit costs totaled only $7.2 million, the Company’s lowest amount of such costs in seventeen quarters. Speaking on credit quality, Mr. Hortman commented, “We were successful in our goal to make a major move on NPAs, reducing them by 33% during 2012. As we move into 2013, our efforts are focused on maintaining a downward slope on classified assets while managing materially lower credit costs. With classified assets to capital in the 30% range, credit quality is not an impediment to executing our strategies, and we believe the move we made on quality in 2012 will reflect positively in 2013’s earnings.”

Capital Levels

During the fourth quarter of 2012, the Company repurchased $24 million in shares of the preferred stock originally issued to the U.S. Treasury under the Troubled Asset Relief Program (TARP) in November 2008. The reduction in preferred stock will reduce the dividends payable and will positively impact the Company’s 2013 financial results by approximately $1.5 million. The Company anticipates repurchasing the remainder of the original $52 million TARP preferred stock investment prior to February 2014, subject to the receipt of regulatory approval.

In addition, the Company’s tangible common equity as a percentage of tangible assets increased to 8.20% at December 31, 2012, compared to 7.99% at December 31, 2011.

Ameris Bancorp is headquartered in Moultrie, Georgia, and at the end of the most recent quarter had 66 locations in Georgia, Alabama, northern Florida and South Carolina.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management of Ameris Bancorp (the “Company”) uses these non-GAAP measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2012	2012	2012	2011	2011	2012	2011
EARNINGS
Net Income/(Loss) Available to Common Shareholders	$3,554	$1,076	$1,678	$4,550	$322	$10,859	$17,852

PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$0.15	$0.05	$0.07	$0.19	$0.01	$0.46	$0.76
Diluted	$0.15	$0.04	$0.07	$0.19	$0.01	$0.46	$0.76
Cash Dividends per share	$—	$—	$—	$—	$—	$—	$—
Stock dividend	—	—	—	—	—	—	—
Book value per share (period end)	$10.56	$10.41	$10.49	$10.36	$10.23	$10.56	$10.23
Tangible book value per share (period end)	$10.39	$10.23	$10.29	$10.15	$10.06	$10.39	$10.06
Weighted average number of shares:
Basic	23,815,583	23,819,144	23,818,814	23,762,196	23,457,739	23,801,500	23,446,350
Diluted	23,857,095	23,973,369	23,973,039	23,916,421	23,611,964	23,843,012	23,538,468
Period-end number of shares	23,799,768	23,819,144	23,819,144	23,814,144	23,751,294	23,799,768	23,751,291
Market data:
High closing price	$12.71	$12.88	$13.40	$13.32	$10.66	$13.40	$11.10
Low closing price	$10.50	$11.27	$10.88	$10.34	$8.55	$10.34	$8.47
Period end closing price	$12.49	$12.59	$12.60	$13.14	$10.28	$12.49	$10.28
Average daily volume	48,295	45,543	58,370	59,139	68,654	52,830	61,619

PERFORMANCE RATIOS
Return on average assets	0.62%	0.26%	0.34%	0.72%	0.15%	0.49%	0.71%
Return on average common equity	7.72%	3.12%	4.12%	8.89%	1.82%	6.00%	8.52%
Earning asset yield (TE)	5.22%	5.06%	5.33%	5.22%	6.07%	5.20%	5.68%
Total cost of funds	0.44%	0.51%	0.62%	0.69%	0.80%	0.56%	1.03%
Net interest margin (TE)	4.75%	4.52%	4.66%	4.48%	5.21%	4.60%	4.57%
Non-interest income excluding securities transactions, as a percent of total revenue (TE) (1)	25.39%	23.60%	21.10%	12.15%	14.81%	19.84%	13.20%
Efficiency ratio	71.85%	75.68%	70.51%	62.27%	72.76%	69.35%	61.30%

CAPITAL ADEQUACY (period end)
Stockholders’ equity to assets	9.24%	10.14%	10.31%	9.78%	9.81%	9.24%	9.81%
Tangible common equity to tangible assets	8.20%	8.27%	8.41%	7.95%	7.99%	8.20%	7.99%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	8.20%	8.27%	8.41%	7.95%	7.99%	8.20%	7.99%
Effect of preferred equity	0.92%	1.74%	1.75%	1.67%	1.69%	0.92%	1.69%
Effect of goodwill and other intangibles	0.12%	0.14%	0.15%	0.16%	0.13%	0.12%	0.13%

Equity to assets (GAAP)	9.24%	10.15%	10.31%	9.78%	9.81%	9.24%	9.81%

OTHER PERIOD-END DATA
FTE Headcount	866	872	839	827	746	866	746
Assets per FTE	$3,486	$3,382	$3,481	$3,680	$4,014	$3,486	$4,014
Branch locations	66	66	67	67	62	66	62
Deposits per branch location	$39,768	$39,093	$37,980	$39,781	$41,799	$39,768	$41,799

(1)	Includes gain from acquisition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2012	2012	2012	2012	2011	2012	2011
INCOME STATEMENT

Interest income
Interest and fees on loans	$30,329	$29,165	$30,334	$29,482	$35,361	$119,310	$128,841
Interest on taxable securities	1,737	2,017	2,187	2,309	2,350	8,250	10,254
Interest on nontaxable securities	371	365	374	365	357	1,475	1,321
Interest on deposits in other banks	102	104	108	120	148	434	617
Interest on federal funds sold	—	—	4	6	7	10	38

Total interest income	32,539	31,651	33,007	32,282	38,223	129,479	141,071

Interest expense
Interest on deposits	$2,603	$3,005	$3,635	$4,084	$4,875	$13,327	$25,506
Interest on other borrowings	377	408	491	471	580	1,747	2,041

Total interest expense	2,980	3,413	4,126	4,555	5,455	15,074	27,547

Net interest income	29,559	28,238	28,881	27,727	32,768	114,405	113,524
Provision for loan losses	4,442	6,540	7,225	12,882	9,019	31,089	32,729

Net interest income/(loss) after provision for loan losses	$25,117	$21,698	$21,656	$14,845	$23,749	$83,316	$80,795

Noninterest income
Service charges on deposit accounts	$5,299	$5,121	$4,770	$4,386	$4,483	$19,576	$18,081
Mortgage banking activity	4,768	3,740	3,006	1,475	1,209	12,989	2,971
Other service charges, commissions and fees	387	331	322	391	340	1,431	1,247
Gain (loss) on sale of securities	536	—	—	—	—	536	238
Gains from acquisitions	—	—	—	20,037	—	20,037	26,867
Other non-interest income	914	639	777	975	657	3,305	3,403

Total noninterest income	11,904	9,831	8,875	27,264	6,689	57,874	52,807

Noninterest expense
Salaries and employee benefits	13,021	11,446	10,727	10,262	9,753	45,456	38,068
Occupancy and equipment expenses	3,476	3,190	2,807	3,253	2,642	12,726	11,241
Data processing and telecommunications expenses	3,119	2,510	2,832	1,880	2,610	10,341	10,220
Mortgage banking expenses including commissions	3,589	2,958	1,861	1,483	1,234	9,891	2,622
Credit related expenses (1)	2,548	3,706	3,423	12,739	7,784	22,416	22,448
Advertising and marketing expenses	488	421	364	349	221	1,622	722
Amortization of intangible assets	364	364	412	220	220	1,360	1,002
Goodwill impairment	—	—	—	—	—	0	—
Other non-interest expenses	3,186	4,215	4,197	4,060	4,246	15,657	15,630

Total noninterest expense	29,791	28,810	26,623	34,246	28,710	119,469	101,953

Operating profit/(loss)	$7,230	$2,719	$3,908	$7,863	$1,728	$21,721	$31,649
Income tax (benefit)/expense	2,558	816	1,413	2,498	587	7,285	10,556

Net income/(loss)	$4,672	$1,903	$2,495	$5,365	$1,141	$14,436	$21,093

Preferred stock dividends	1,118	827	817	815	819	3,577	3,241

Net income/(loss) available to common shareholders	$3,554	$1,076	$1,678	$4,550	$322	$10,859	$17,852

Diluted earnings available to common shareholders	0.15	0.04	0.07	0.19	0.01	0.46	0.76

(1)	Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.
	2012	2012	2012	2012	2011
PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$80,256	$57,289	$60,126	$64,963	$65,528
Federal funds sold and interest bearing balances	193,677	66,872	111,251	194,172	229,042
Investment securities available for sale, at fair value	346,909	361,051	366,980	371,791	339,967
Other investments	6,832	7,003	7,884	10,967	9,878
Mortgage loans held for sale	48,786	29,021	19,659	14,863	11,563
Loans, net of unearned income	1,450,635	1,439,862	1,365,489	1,323,844	1,332,086
Covered loans	507,712	546,234	601,737	653,377	571,489
Less allowance for loan losses	23,593	25,901	26,198	28,689	35,156

Loans, net	1,934,754	1,960,195	1,941,028	1,948,532	1,868,419
Foreclosed assets	39,850	37,325	36,397	36,414	46,680
Covered foreclosed assets	88,273	88,895	83,467	85,803	78,617

Total foreclosed assets	128,123	126,220	119,864	122,217	125,297
Premises and equipment, net	75,983	75,609	75,192	72,755	73,124
Intangible assets, net	3,040	3,404	3,767	4,179	3,250
Goodwill	956	956	956	956	956
FDIC loss sharing receivable	159,724	198,440	203,801	220,016	242,394
Cash value of bank owned life insurance	15,603	50,087	—	—	—
Other assets	24,409	13,236	9,803	17,823	24,889

Total assets	$3,019,052	$2,949,383	$2,920,311	$3,043,234	$2,994,307

Liabilities
Deposits:
Noninterest-bearing	$510,751	$464,503	$429,113	$444,707	$395,347
Interest-bearing	2,113,912	2,115,614	2,115,559	2,220,653	2,196,219

Total deposits	2,624,663	2,580,117	2,544,672	2,665,360	2,591,566
Federal funds purchased & securities sold under agreements to repurchase	50,120	17,404	19,800	28,790	37,665
Other borrowings	—	—	3,810	3,810	20,000
Other liabilities	22,983	10,387	8,821	5,308	9,037
Subordinated deferrable interest debentures	42,269	42,269	42,269	42,269	42,269

Total liabilities	2,740,035	2,650,177	2,619,372	2,745,537	2,700,537

Stockholders’ equity
Preferred stock	$27,662	$51,207	$51,044	$50,884	$50,727
Common stock	25,155	25,155	25,155	25,150	25,087
Capital surplus	164,949	164,182	166,685	166,579	166,639
Retained earnings	65,710	62,156	61,081	59,402	54,852
Accumulated other comprehensive income/(loss)	6,607	7,337	7,805	6,513	7,296
Less treasury stock	(11,066)	(10,831)	(10,831)	(10,831)	(10,831)

Total stockholders’ equity	279,017	299,206	300,939	297,697	293,770

Total liabilities and stockholders’ equity	$3,019,052	$2,949,383	$2,920,311	$3,043,234	$2,994,307

Other Data
Earning Assets	2,547,719	2,443,040	2,465,116	2,558,047	2,484,147
Intangible Assets	3,996	4,360	4,723	5,135	4,206
Interest Bearing Liabilities	2,206,301	2,175,287	2,181,438	2,295,522	2,296,153
Average Assets	2,985,116	2,935,715	2,966,527	2,978,469	2,965,799
Average Common Stockholders’ Equity	240,787	242,614	243,463	242,817	248,729

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2012	2012	2012	2012	2011	2012	2011
ASSET QUALITY INFORMATION (1)

Allowance for loan losses
Balance at beginning of period	$25,901	$26,198	$28,689	$35,156	$35,238	$35,156	$34,576

Provision for loan loss (2)	4,091	5,690	6,070	12,600	8,243	28,451	30,341
Charge-offs	6,996	6,092	8,738	19,337	8,909	41,163	31,623
Recoveries	597	105	177	270	584	1,149	1,862

Net charge-offs (recoveries)	6,399	5,987	8,561	19,067	8,325	40,014	29,761

Ending balance	$23,593	$25,901	$26,198	$28,689	$35,156	$23,593	$35,156

As a percentage of loans	1.63%	1.80%	1.92%	2.17%	2.64%	1.63%	2.64%
As a percentage of nonperforming loans	60.67%	67.76%	58.98%	54.90%	49.64%	60.67%	49.64%

Net charge-off information
Charge-offs
Commercial, Financial and Agricultural	$562	$235	$499	$155	$1,952	$1,451	$5,807
Real Estate—Residential	2,080	2,268	2,251	2,123	1,758	8,722	5,399
Real Estate—Commercial and Farmland	2,352	715	4,520	12,964	829	20,551	8,680
Real Estate—Construction and Development	1,561	2,608	1,281	3,930	4,129	9,380	10,988
Consumer Installment	441	266	187	165	241	1,059	749
Other	—	—	—	—	—	—	—

Total charge-offs	6,996	6,092	8,738	19,337	8,909	41,163	31,623

Recoveries
Commercial, Financial and Agricultural	56	23	30	48	21	157	174
Real Estate—Residential	26	37	21	141	39	225	146
Real Estate—Commercial and Farmland	450	8	8	16	9	482	52
Real Estate—Construction and Development	17	4	2	17	494	40	1,367
Consumer Installment	48	33	116	48	21	245	123
Other	—	—	—	—	—	—	—

Total recoveries	597	105	177	270	584	1,149	1,862

Net charge-offs (recoveries)	$6,399	$5,987	$8,561	$19,067	$8,325	$40,014	$29,761

Non-accrual loans	38,885	38,225	44,421	52,258	70,823	38,885	70,823
Foreclosed assets	39,850	37,325	36,397	36,414	46,680	39,850	46,680
Accruing loans delinquent 90 days or more	—	—	1	—	—	—	—

Total non-performing assets	78,735	75,550	80,819	88,672	117,503	78,735	117,503

Non-performing assets as a percent of total assets	2.61%	2.56%	2.77%	2.91%	3.92%	2.61%	3.92%
Net charge offs as a percent of loans (Annualized)	1.75%	1.65%	2.52%	5.79%	2.48%	2.76%	2.23%

(1)	Asset quality information is presented net of covered assets where the Company’s risk exposure is limited substantially by loss sharing agreements with the FDIC.
(2)	During 2011 and 2012, the Company recorded provision for loan loss expense to account for losses where the initial estimate of cash flows was found to be excessive on loans acquired in FDIC assisted acquisitions. These amounts are excluded from the calculation above but reflected in the Company’s Consolidated Statement of Operations.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	For the quarter ended:
	Dec.	Sept.	Jun.	Mar.	Dec.
	2012	2012	2012	2012	2011
Loans by Type
Commercial, financial & agricultural	$174,217	$189,374	$174,903	$149,320	$142,960
Real estate—construction & development	114,199	125,315	124,556	122,331	130,270
Real estate—commercial & farmland	732,322	713,240	675,404	658,054	672,765
Real estate—residential	346,480	343,332	332,124	328,053	330,727
Consumer installment	40,178	43,441	41,431	42,085	37,296
Other	43,239	25,160	17,071	24,001	18,068

Total Legacy (non-covered)	$1,450,635	$1,439,862	$1,365,489	$1,323,844	$1,332,086

Commercial, financial & agricultural	$32,606	$37,167	$41,372	$43,157	$41,867
Real estate—construction & development	70,184	73,356	83,991	93,430	77,077
Real estate—commercial & farmland	278,506	298,903	322,393	350,244	321,257
Real estate—residential	125,056	135,154	150,683	162,768	127,644
Consumer installment	1,360	1,654	3,298	3,778	3,644

Total Covered (at fair value)	$507,712	$546,234	$601,737	$653,377	$571,489

Total Loan Portfolio:
Commercial, financial & agricultural	$206,823	$226,541	$216,275	$192,477	$184,827
Real estate—construction & development	184,383	198,671	208,547	215,761	207,347
Real estate—commercial & farmland	1,010,828	1,012,143	997,797	1,008,298	994,022
Real estate—residential	471,536	478,486	482,807	490,821	458,371
Consumer installment	41,538	45,095	44,729	45,863	40,940
Other	43,239	25,160	17,071	24,001	18,068

Total Loans	$1,958,347	$1,986,096	$1,967,226	$1,977,221	$1,903,575

Troubled Debt Restructurings:
Accruing loan types:
Commercial, financial & agricultural	$802	$804	$—	$—	$—
Real estate—construction & development	1,735	1,481	1,205	1,305	1,774
Real estate—commercial & farmland	8,947	9,540	13,293	17,765	9,622
Real estate—residential	7,254	8,068	8,472	7,778	6,555
Consumer installment	6	—	—	—	—

Total Accruing TDRs	$18,744	$19,893	$22,970	$26,848	$17,951

Non-accruing loan types:
Commercial, financial & agricultural	$—	$—	$18	$—	$—
Real estate—construction & development	—	—	1,124	1,626	2,122
Real estate—commercial & farmland	4,149	2,770	2,815	2,176	4,737
Real estate—residential	1,022	620	1,213	1,065	1,296
Consumer installment	—	—	—	—	—

Total Non-accrual TDRs	$5,171	$3,390	$5,170	$4,867	$8,155

Total Troubled Debt Restructurings	$23,915	$23,283	$28,140	$31,715	$26,106

The following table presents the non-covered loan portfolio by risk grade:
Grade 10—Prime credit	$32,993	$34,809	$28,282	$26,454	$23,930
Grade 15—Good credit	236,500	244,466	251,157	256,854	261,489
Grade 20—Satisfactory credit	641,950	592,282	540,562	495,252	485,364
Grade 23—Performing, under-collateralized credit	31,433	30,176	30,131	29,631	29,730
Grade 25—Minimum acceptable credit	399,210	427,599	397,984	387,133	386,365
Grade 30—Other asset especially mentioned	35,298	35,478	36,307	42,329	41,584
Grade 40—Substandard	72,994	74,606	80,824	85,666	102,947
Grade 50—Doubtful	257	446	242	522	677
Grade 60—Loss	—	—	—	3	—

Total	$1,450,635	$1,439,862	$1,365,489	$1,323,844	$1,332,086

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2012	2012	2012	2012	2011	2012	2011
AVERAGE BALANCES

Federal funds sold	$57	$10	$17,665	$27,160	$29,108	$14,800	$30,206
Interest bearing deposits in banks	152,875	125,775	128,008	157,223	203,031	140,701	213,409
Investment securities—taxable	300,773	316,967	324,879	309,592	293,821	313,362	287,008
Investment securities—nontaxable	52,017	47,819	46,049	46,520	44,255	48,111	40,420
Other investments	6,702	7,213	8,893	10,076	10,276	8,261	11,308
Mortgage loans held for sale	46,763	31,759	21,603	17,891	13,613	29,194	4,921
Loans	1,424,302	1,398,468	1,356,845	1,311,255	1,321,629	1,393,012	1,343,636
Covered loans	519,892	574,897	601,802	602,353	600,367	553,657	570,719

Total Earning Assets	$2,503,381	$2,502,908	$2,505,744	$2,482,070	$2,516,100	$2,501,098	$2,501,627

Noninterest bearing deposits	$502,069	$452,019	$432,535	$405,112	$395,346	$447,111	$344,021
NOW accounts	626,440	593,204	605,494	619,047	607,258	610,399	592,043
MMDA	606,908	631,231	616,449	598,956	597,088	613,296	561,978
Savings accounts	100,722	102,129	97,097	87,219	80,074	96,493	79,325
Retail CDs < $100,000	342,518	365,807	369,651	373,519	396,058	361,083	422,274
Retail CDs > $100,000	391,075	430,677	410,855	444,838	471,329	412,185	494,301
Brokered CDs	34,588	41,799	59,526	61,287	76,250	57,273	97,242

Total Deposits	2,604,320	2,616,866	2,591,607	2,589,978	2,623,403	2,597,840	2,591,184

FHLB advances	—	2,160	3,810	8,282	20,707	3,635	18,008
Subordinated debentures	42,269	42,269	42,269	42,269	42,269	42,269	42,269
Federal funds purchased and securities sold under agreements to repurchase	36,165	17,146	23,042	29,898	29,417	26,563	22,275
Other borrowings	—	—	—	—	—	—	—

Total Non-Deposit Funding	78,434	61,575	69,121	80,449	92,393	72,467	82,552

Total Funding	$2,682,754	$2,678,441	$2,660,728	$2,670,427	$2,715,796	$2,670,307	$2,673,736

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2012	2012	2012	2012	2011	2012	2011
INTEREST INCOME/EXPENSE

INTEREST INCOME
Federal funds sold	$—	$—	$4	$6	$7	$10	$38
Interest bearing deposits in banks	102	104	108	120	148	434	617
Investment securities—taxable	1,737	2,017	2,187	2,309	2,350	8,250	10,245
Investment securities—nontaxable (TE)	501	493	505	493	549	1,991	2,032
Mortgage loans held for sale	455	285	177	141	135	1,058	189
Loans (TE)	20,224	19,983	19,396	18,169	19,070	77,772	79,207
Covered loans	9,859	8,951	10,808	10,972	16,217	40,590	49,648

Total Earning Assets	$32,878	$31,833	$33,185	$32,210	$38,476	$130,105	$141,976

INTEREST EXPENSE
Non-interest bearing deposits	$—	$—	$—	$—	$—	$—	$—
NOW accounts	340	300	447	526	671	1,613	3,730
MMDA	537	625	808	841	930	2,811	5,224
Savings accounts	30	32	36	34	45	132	356
Retail CDs < $100,000	600	726	834	941	1,074	3,101	5,698
Retail CDs > $100,000	815	990	1,072	1,240	1,557	4,117	7,455
Brokered CDs	281	332	438	502	598	1,553	3,041

Total Deposits	2,603	3,005	3,635	4,084	4,875	13,327	25,504

FHLB advances	—	15	26	69	183	110	460
Subordinated debentures	332	362	427	361	363	1,482	1,410
Repurchase agreements	43	29	37	40	33	149	164
Correspondent bank line of credit and other	2	2	1	1	1	6	3

Total Non-Deposit Funding	377	408	491	471	580	1,747	2,037

Total Funding	$2,980	$3,413	$4,126	$4,555	$5,455	$15,074	$27,541

Net Interest Income (TE)	$29,898	$28,420	$29,059	$27,655	$33,021	$115,031	$114,435

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
	2012	2012	2012	2012	2011	2012	2011
YIELDS (1)

Federal funds sold	0.00%	0.00%	0.09%	0.09%	0.10%	0.07%	0.13%
Interest bearing deposits in banks	0.27%	0.33%	0.34%	0.31%	0.29%	0.31%	0.29%
Investment securities—taxable	2.30%	2.53%	2.71%	3.00%	3.17%	2.63%	3.57%
Investment securities—nontaxable	3.83%	4.10%	4.41%	4.26%	4.92%	4.14%	5.03%
Mortgage loans held for sale	3.87%	3.57%	3.30%	3.17%	3.93%	3.62%	3.84%
Loans	5.65%	5.68%	5.75%	5.57%	5.72%	5.58%	5.89%
Covered loans	7.54%	6.19%	7.22%	7.33%	10.72%	7.33%	8.70%

Total Earning Assets (2)	5.22%	5.06%	5.33%	5.22%	6.07%	5.20%	5.68%

Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.22%	0.20%	0.30%	0.34%	0.44%	0.26%	0.63%
MMDA	0.35%	0.39%	0.53%	0.56%	0.62%	0.46%	0.93%
Savings accounts	0.12%	0.12%	0.15%	0.16%	0.22%	0.14%	0.45%
Retail CDs < $100,000	0.70%	0.79%	0.91%	1.01%	1.08%	0.86%	1.35%
Retail CDs > $100,000	0.83%	0.91%	1.05%	1.12%	1.31%	1.00%	1.51%
Brokered CDs	3.23%	3.16%	2.96%	3.29%	3.11%	2.71%	3.13%

Total Deposits	0.40%	0.46%	0.56%	0.63%	0.74%	0.51%	0.98%

FHLB advances	0.00%	2.76%	2.74%	3.35%	3.51%	3.03%	2.55%
Subordinated debentures	3.12%	3.41%	4.06%	3.43%	3.41%	3.51%	3.34%
Repurchase agreements	0.47%	0.67%	0.65%	0.54%	0.45%	0.56%	0.74%
Correspondent bank line of credit and other	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Non-Deposit Funding	1.91%	2.64%	2.86%	2.35%	2.49%	2.41%	2.47%

Total funding (3)	0.44%	0.51%	0.62%	0.69%	0.80%	0.56%	1.03%

Net interest spread	4.78%	4.55%	4.70%	4.53%	5.27%	4.64%	4.65%

Net interest margin (2)	4.75%	4.52%	4.66%	4.48%	5.21%	4.60%	4.57%

(1)	Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.
(2)	Rate calculated based on average earning assets.
(3)	Rate calculated based on total average funding including non-interest bearing liabilities.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
Core Earnings Reconciliation	2012	2012	2012	2012	2011	2012	2011
Pre-tax operating profit/(loss)	$7,230	$2,719	$3,908	$7,863	$1,728	$21,721	$31,649
Plus: Credit Related Costs
Provision for loan losses	4,442	6,540	7,225	12,882	9,019	31,089	32,729
(Gains)/Losses on the sale of legacy OREO	464	983	813	7,252	4,533	9,512	13,355
Problem loan and OREO expense	2,084	2,724	2,610	5,487	3,251	12,905	11,386
Interest reversed (received) on non-accrual loans	227	160	144	187	410	718	613

Total Credit-Related Costs	7,217	10,407	10,792	25,808	17,213	54,224	58,083

Plus: Non-recurring conversion charges	2,125	—	—	—	306	2,125	1,609
Plus: Costs associated with capital raise	—	—	—	—	—	—	—
Less: Non-recurring gains						—
Gains related to FDIC acquisitions	—	—	—	(20,037)	—	(20,037)	(26,867)
Gains on sales of securities	(536)	—	—	—	—	(536)	(238)
Gains on sales of bank premises	—	—	—	—	(19)	—	(167)
Other non-recurring adjustments	(2,423)	602	—	—	(4,198)	1,402	(6,829)

Pretax, Pre-provision earnings	$13,613	$13,728	$14,700	$13,634	$15,030	$58,899	$57,240

As percentage of average assets, annualized	1.81%	1.86%	1.99%	1.84%	2.01%	1.97%	1.93%

	Three Months Ended					Twelve Months Ended
	Dec.	Sept.	Jun.	Mar.	Dec.	Dec.	Dec.
Recurring Operating Expenses	2012	2012	2012	2012	2011	2012	2011
Total Operating Expenses	29,791	28,810	26,623	34,246	28,710	119,469	101,953
Less: Credit costs & non-recurring charges
Gains/(Losses) on the sale of legacy OREO	(464)	(983)	(813)	(7,252)	(4,533)	(9,512)	(13,355)
Gains/(Losses) on the sale of covered OREO	—	—	—	—	—	—	2,292
Problem loan and OREO expense	(2,084)	(2,724)	(2,610)	(5,487)	(3,251)	(12,905)	(11,386)
Costs associated with capital raise	—	—	—	—	—	—	—
Severance payments	(750)	—	(190)	(362)	(290)	(1,302)	(290)
Conversion expenses	(1,375)	—	(285)	—	(306)	(1,660)	(1,609)
(Gains)/Losses on the sale of premises	—	—	—	—	19	—	167

Recurring operating expenses	$25,118	$25,103	$22,725	$21,145	$20,349	$94,090	$77,772